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                                                                    EXHIBIT 99.1

                          FLORAFAX INTERNATIONAL, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned stockholder of Florafax International, Inc. ("Florafax") hereby appoints Andrew W. Williams and James H. West, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of Florafax that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Florafax to be held on Friday, April 23, 1999, at 2:30 p.m., local time, at Bent Pine Country Club, 6001 Clubhouse Drive, Vero Beach, Florida 32967, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement/Prospectus dated April 12, 1999:

(1) Proposal to approve the issuance of shares of Florafax common stock in connection with the merger (the "Merger") of Gerald Stevens, Inc., into a subsidiary of Florafax and the resulting change of control of Florafax.

    [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

(2) Proposal to amend the Certificate of Incorporation of Florafax upon consummation of the Merger to change the name of Florafax to "Gerald Stevens, Inc." and increase the authorized shares of Florafax common stock from 70,000,000 to 250,000,000.

    [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

(3) Election of Steven R. Berrard, Thomas C. Byrne, Gerald R. Geddis, Kenneth R. Royer and Andrew W. Williams to serve as directors of Florafax upon consummation of the Merger and until the Annual Meeting of Stockholders of Florafax in 2000 or until their successors have been qualified.

    [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appear(s) below):

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    [ ] WITHHOLD AUTHORITY to vote for listed nominees.

(4) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.
                     (Continued and to be signed on other side)

                          (Continued from other side)

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. Receipt of the Proxy Statement/Prospectus dated April 12, 1999, is hereby acknowledged.

                                              ----------------------------------

                                              ----------------------------------
                                                 Signature of Stockholder(s)

                                              Please sign your name exactly as
                                              it appears hereon. Joint owners
                                              must each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title as it appears
                                              thereon.

                                              Date:

                                             ----------------------------------,
                                              1999

                                              Please mark, sign, date and return
                                              using the enclosed envelope.